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                                                                    Exhibit 1.1

                                1,720,000 SHARES
                                  COMMON STOCK
                                ($ .01 PAR VALUE)

                         FORM OF UNDERWRITING AGREEMENT


                                                       __________________, 1999

A.G. EDWARDS & SONS, INC.
PRUDENTIAL SECURITIES INCORPORATED
WARBURG DILLON READ LLC
   As Representatives of the Several Underwriters
     c/o A.G. Edwards & Sons, Inc.
     One North Jefferson Avenue
     St. Louis, Missouri 63103

         The undersigned, Laser Vision Centers, Inc., a Delaware corporation (the "Company"), and the persons listed on Schedule I hereto (the "Selling Shareholders"), hereby address you as the representatives (the "Representatives") of each of the persons, firms and corporations listed on
Schedule II hereto (collectively, the "Underwriters") and hereby confirm their agreement with the several Underwriters as follows:

         1. DESCRIPTION OF SHARES. The Company proposes to issue and sell to the Underwriters one million (1,000,000) shares of its Common Stock, par value $ .01 per share, and the Selling Shareholders propose to sell to the Underwriters a total of Seven Hundred Twenty Thousand (720,000) shares of the Company's Common Stock, par value $ .01 per share, as set forth on Schedule I hereto (such 1,720,000 shares of Common Stock are herein collectively referred to as the "Firm Shares"). Solely for the purpose of covering over-allotments in the sale of the Firm Shares, certain of the Selling Shareholders set forth on Schedule III hereto (the "Option Shareholders") further propose to grant to the Underwriters the right to purchase up to an additional 258,000 shares of Common Stock (the "Option Shares"), as provided in Section 3 of this Agreement. The Firm Shares and the Option Shares are herein sometimes referred to as the "Shares" and are more fully described in the Prospectus hereinafter defined.

         2. PURCHASE, SALE AND DELIVERY OF FIRM SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters under the terms hereof One Million (1,000,000) shares of its common stock and each Selling Shareholder agrees, severally and not jointly, to sell to the Underwriters the number of Firm Shares set forth opposite the name of such Selling Shareholder on Schedule I hereto, and each such Underwriter agrees, severally and not jointly, (a) to purchase from the Company and from each of the Selling Shareholders, pro rata, at a purchase price of $___ per share, the number of Firm Shares set forth


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opposite the name of such Underwriter on Schedule II hereto and (b) to purchase from the Option Shareholders any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.


         The Company and the Selling Shareholders will deliver definitive certificates (for purposes herein, "definitive certificates" will include any electronic format equivalent reasonably acceptable to the Representatives) for the Firm Shares at the office of A.G. Edwards & Sons, Inc., One North Jefferson Avenue, St. Louis, Missouri 63103 ("Edwards' Office"), or such other place as you and the Company may mutually agree upon, for the accounts of the Underwriters against payment to the Company and the Selling Shareholders of the purchase price for the Firm Shares sold by them to the several Underwriters by wire transfer of immediately available funds payable to the order of the Company and the Selling Shareholders, as their respective interests may appear, and delivered to One North Jefferson Avenue, St. Louis, Missouri 63103, or at such other place as may be agreed upon between you and the Company (the "Place of Closing"), at 10:00 a.m., St. Louis time, on ____________, 1999, or at such other time and date not later than five full business days thereafter as you and the Company may agree, such time and date of payment and delivery being herein called the "Closing Date."


         The certificates for the Firm Shares so to be delivered will be made available to you for inspection at Edwards' Office (or such other place as you and the Company may mutually agree upon) at least one full business day prior to the Closing Date and will be in such names and denominations as you may request at least forty-eight hours prior to the Closing Date.

         It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Shares to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

         It is understood that the Underwriters propose to offer the Shares to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

         3. PURCHASE, SALE AND DELIVERY OF THE OPTION SHARES. The Option Shareholders hereby grant options to the Underwriters to purchase from them, on a pro rata basis, up to Two Hundred Fifty-Eight Thousand (258,000) Option Shares, respectively, on the same terms and conditions as the Firm Shares; provided, however, that such options may be exercised only for the purpose of covering any over-allotments which may be made by them in the sale of the Firm Shares. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. Each Option Shareholder shall sell up to that number of Option Shares set forth opposite the name of such Option Shareholder on Schedule III hereto.

         The options are exercisable on behalf of the several Underwriters by you, as Representatives, at any time, and from time to time, before the expiration of 30 days from the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereunder when the Nasdaq National Market is open for trading), for the purchase of all or part of the Option Shares covered thereby, by notice given by you to the Option Shareholders in the




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manner provided in Section 13 hereof, setting forth the number of Option Shares as to which the Underwriters are exercising the options, and the date of delivery of said Option Shares, which date shall not be more than five business days after such notice unless otherwise agreed to by the parties. You may terminate the options at any time, as to any unexercised portion thereof, by giving written notice to the Option Shareholders to such effect.

         You, as Representatives, shall make such allocation of the Option Shares among the Underwriters as may be required to eliminate purchases of fractional Shares.

         Delivery of the Option Shares with respect to which the options shall have been exercised shall be made to or upon your order at Edwards' Office (or at such other place as you and the Company may mutually agree upon), against payment by you of the per share purchase price to the Option Shareholders by wire transfer of immediately available funds. Such payment and delivery shall be made at 10:00 a.m., St. Louis time, on the date designated in the notice given by you as above provided for (which may be the same as the Closing Date), unless some other date and time are agreed upon, which date and time of payment and delivery are called the "Option Closing Date." The certificates for the Option Shares so to be delivered will be made available to you for inspection at Edwards' Office at least one full business day prior to the Option Closing Date and will be in such names and denominations as you may request at least forty-eight hours prior to the Option Closing Date. On the Option Closing Date, the Option Shareholders and the Company shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Shares as are required to be delivered on the Closing Date with respect to the Firm Shares.

         4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE SELLING SHAREHOLDERS. (a) The Company and the Selling Shareholders set forth on
Schedule IV hereto (the "Principal Selling Shareholders") jointly and severally represent and warrant to and agree with each Underwriter that:

                  (i) A registration statement (Registration No. 333-72941) on Form S-3 with respect to the Shares, including a preliminary prospectus, and such amendments to such registration statement as may have been required to the date of this Agreement, has been carefully prepared by the Company pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder (the "1933 Act Rules and Regulations") of the Securities and Exchange Commission (the "SEC") and has been filed with the SEC under the 1933 Act. The Company meets the requirements for use of Form S-3 under the 1933 Act. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430 or 430A of the 1933 Act Rules and Regulations) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Company to you. If such registration statement has not become effective under the 1933 Act, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such





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         registration statement to become effective will be filed promptly by the Company with the SEC. If such registration statement has become effective under the 1933 Act, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the 1933 Act Rules and Regulations will be filed promptly by the Company with the SEC in accordance with Rule 424(b) of the 1933 Act Rules and Regulations. The term "Registration Statement" as used herein means the registration statement as amended at the time it becomes effective under the 1933 Act (the "Effective Date"), including financial statements and all exhibits and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and, if applicable, the information deemed to be included by Rule 430A of the 1933 Act Rules and Regulations. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of Shares may commence, the term "Registration Statement" as used herein means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the SEC in accordance with Rule 462(b) under the 1933 Act (an "Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectus" as used herein means (i) the prospectus as first filed with the SEC pursuant to Rule 424(b) of the 1933 Act Rules and Regulations, or (ii) if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date, or (iii) if a Term Sheet or Abbreviated Term Sheet (as such terms are defined in Rule 434(b) and 434(c), respectively, of the 1933 Act Rules and Regulations) is filed with the SEC pursuant to Rule 424(b)(7) of the 1933 Act Rules and Regulations, the Term Sheet or Abbreviated Term Sheet and the last Preliminary Prospectus filed with the SEC prior to the time the Registration Statement became effective, taken together, including, in each case, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term "Preliminary Prospectus" as used herein shall mean a preliminary prospectus as contemplated by Rule 430 or 430A of the 1933 Act Rules and Regulations included at any time in the Registration Statement. For purposes of this Agreement, the words "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be, as well as documents filed after the date of this Agreement and prior to the completion of the distribution of the Shares and incorporated by reference therein as described above.

                  (ii) Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose.



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         Each Preliminary Prospectus at its date of issue, the Registration
         Statement and the Prospectus and any amendments or supplements thereto contain or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the 1933 Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and neither any Preliminary Prospectus, the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company relating to the Underwriters by or on behalf of the Underwriters expressly for use in the preparation thereof (as provided in Section 14 hereof). There is no contract or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations adopted by the SEC thereunder (the "1934 Act Rules and Regulations"). Any future documents incorporated by reference so filed, when they are filed, will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Rules and Regulations; no such incorporated document contained or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at the Closing Date, each such incorporated document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (the "Exceptions").




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                  (iv) The Company and its subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of the states or other jurisdictions in which they are incorporated, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Prospectus and, with respect to the Company, to execute and deliver, and perform the Company's obligations under, this Agreement; the Company and its subsidiaries are duly qualified to do business as foreign corporations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. The term "Material Adverse Effect" as used herein means any material adverse effect on the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its subsidiaries, taken as a whole.

                  (v) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. Otherwise than as set forth in the Prospectus and, since the respective dates as of which information is given in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Prospectus.

                  (vi) The issuance and sale of the Shares and the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company's certificate of incorporation or bylaws or any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the consummation





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         of the transactions contemplated hereby, except such as have been, or will be prior to the Closing Date, obtained under the 1933 Act or as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  (vii) The Company has duly and validly authorized capital stock as set forth in the Prospectus; all outstanding shares of Common Stock of the Company and the Shares conform, or when issued will conform, to the description thereof in the Prospectus and have been, or, when issued and paid for in the manner described herein will be, duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Company's certificate of incorporation, by-laws or governing documents or any agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Shares has been duly and validly taken. Except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company. The outstanding shares of capital stock of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and are not the subject of any agreement or understanding with any person and were not issued in violation of any preemptive or similar rights; and there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in any of the subsidiaries.

                  (viii) The statements set forth in the Prospectus describing the Shares, certain regulatory matters affecting the Company and this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

                  (ix) Each of the Company and its subsidiaries is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, certificates, permits, easements, consents, orders and approvals ("Permits") from all state, federal, foreign and other regulatory authorities, and has satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its subsidiaries lawfully to own, lease and




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         operate their properties and conduct their businesses as described in the Prospectus, and, each of the Company and its subsidiaries is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Company and its subsidiaries has filed all notices, reports, documents or other information ("Notices") required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, neither the Company nor any of its subsidiaries has received any notification from any court or governmental body, authority or agency, relating to the revocation or modification of any such Permit or, to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification ("Approvals") from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Material Adverse Effect.

                  (x) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; all such tax returns are complete and correct in all material respects; all tax liabilities are adequately provided for on the books of the Company and its subsidiaries except to such extent as would not have a Material Adverse Effect; the Company and its subsidiaries have made all necessary payroll tax payments and are current and up-to-date; and the Company and its subsidiaries have no knowledge of any tax proceeding or action pending or threatened against the Company or its subsidiaries which, individually or in the aggregate, might have a Material Adverse Effect.

                  (xi) Except as described in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (xii) The Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, restrictions and defects except such as are described in the Prospectus or do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property; and any property held under lease or sublease by the Company or any of its subsidiaries is held under valid, subsisting and enforceable leases or subleases with such




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         exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and neither the Company nor any of its subsidiaries has any notice or knowledge of any material claim of any sort which has been, or may be, asserted by anyone adverse to the Company's or any of its subsidiaries rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company's or any of its subsidiaries' rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof.

                  (xiii) Except as described in the Prospectus, there is no factual basis for any action, suit or other proceeding involving the Company or any of its subsidiaries or any of their material assets for any failure of the Company or any of its subsidiaries, or any predecessor thereof, to comply with any requirements of federal, state or local regulation relating to air, water, solid waste management, hazardous or toxic substances, or the protection of health or the environment. Except as described in the Prospectus, none of the property owned or leased by the Company or any of its subsidiaries is contaminated with any waste or hazardous substances, and neither the Company nor any of its subsidiaries may be deemed an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates or disposes of a "hazardous substance" as those terms are defined in ss.9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et seq.

                  (xiv) No labor disturbance exists with the employees of the Company or any of its subsidiaries or is imminent which, individually or in the aggregate, would have a Material Adverse Effect. None of the employees of the Company or any of its subsidiaries is represented by a union and, to the best knowledge of the Company and its subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, which might, individually or in the aggregate, result in a Material Adverse Effect.

                  (xv) The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company and its subsidiaries would have any liability; the Company and its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under



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         Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (xvi) The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors' and officers' insurance, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  (xvii) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its certificate of incorporation or by-laws. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the 1934 Act, which default or violation, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has, at any time during the past five years, (A) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (B) made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than payment required or permitted by applicable law).

                  (xviii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated hereby or which is required to be disclosed in the Prospectus; to the best of the Company's knowledge, no such proceedings are threatened or contemplated.

                  (xix) The Company is not and, after giving effect to the offering and sale of the Shares, will not be a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act").

                  (xx) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxi) PricewaterhouseCoopers LLP, the accounting firm which has certified the financial statements filed with or incorporated by reference in and as a part of the Registration Statement, is an independent public accounting firm within the meaning of the 1933 Act and the 1933 Act Rules and Regulations. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The consolidated financial statements and schedules of the Company, including the notes thereto, filed with (or incorporated by reference) and as a part of the Registration Statement or Prospectus, are accurate in all material respects and present fairly the financial condition of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in financial position and consolidated statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed therein. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included or incorporated by reference in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements. Any operating or other statistical data included or incorporated by reference in the Registration Statement and Prospectus comply in all material respects with the 1933 Act and the 1933 Act Rules and Regulations and present fairly the information shown therein.

                  (xxii) Except as disclosed in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby, and, except as disclosed in the

         Prospectus, no person has the right to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares. Except for this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares.

                  (xxiii) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if any, and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus or the Prospectus.

                  (xxiv) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company's Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company.

         (b) Each Selling Shareholder severally represents and warrants to and agrees with each Underwriter and the Company that:

                  (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by it of this Agreement, and the Custody Agreement and Power of Attorney (as defined herein) and the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder and thereunder have been given and are in full force and effect on the date hereof and will be in full force and effect on the Closing Date (and, if applicable, the Option Closing Date). This Agreement and the Custody Agreement and Power of Attorney have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and are the valid and legally binding obligations of such Selling Shareholder enforceable in accordance with their terms except as enforceability may be limited by the Exceptions and except to the extent the enforceability of the indemnification and contribution provisions hereof and thereof may be limited by public policy considerations as expressed in the 1933 Act as construed by courts of competent jurisdiction.

                  (ii) Such Selling Shareholder has, and on the Closing Date (and, if applicable, the Option Closing Date) will have, good, valid and marketable title to the Shares to be sold by such Selling Shareholder, free and clear of all liens, mortgages, pledges, encumbrances, claims, equities and security interests whatsoever, including any restriction on transfer other than pursuant to this Agreement and the Custody Agreement and Power of Attorney referred to herein, and now has, and on the Closing Date (and, if applicable, the Option Closing Date), will have, full right, power and authority, and any approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.

                  (iii) Upon delivery of and payment for such Shares hereunder, the several Underwriters will acquire good, valid and marketable title to such Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, mortgages, pledges, encumbrances, claims, equities and security interests whatsoever.

                  (iv) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney by such Selling Shareholder, and the consummation by such Selling Shareholder of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of such Selling Shareholder under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which it is bound or to which any of the properties or assets of such Selling Shareholder is subject (or any certificate or articles of incorporation or bylaws, partnership agreement, trust document or articles of association of such Selling Shareholder, as applicable), or any order or decree, or statute, law, ordinance, rule or regulation applicable to such Selling Shareholder of any court or of any governmental agency, authority or body having jurisdiction over such Selling Shareholder or its properties or assets.

                  (v) Such Selling Shareholder does not have any knowledge or any reason to believe that the Registration Statement or the Prospectus (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties of such Selling Shareholder in the Custody Agreement and Power of Attorney are, and on the Closing Date and any Option Closing Date will be, true and correct.

                  (vi) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock, and such Selling Shareholder is not aware of any such action taken or to be taken by affiliates of such Selling Shareholder.

                  (vii) When the Registration Statement becomes effective and at all times subsequent thereto, such information in the Registration Statement and Prospectus and any amendments or supplements thereto as specifically relates to such Selling

         Shareholder will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (viii) Certificates in negotiable form representing all of the Shares to be sold by such Selling Shareholder hereunder have been placed in the custody of ____________ (the "Custodian") under a Custody Agreement and Power of Attorney (the "Custody Agreement and Power of Attorney"), duly executed and delivered by such Selling Shareholder, with the Custodian having the authority to deliver the Shares to be sold by such Selling Shareholder hereunder, and such Selling Shareholder has duly executed and delivered the Custody Agreement and Power of Attorney appointing John J. Klobnak and Robert W. May as such Selling Shareholder's agents and attorneys-in-fact (the "Attorneys-in-Fact") with the Attorneys-in-Fact having authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2, to authorize the delivery of the Shares to be sold by it hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and such Custody Agreement.

                  (ix) The Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement and Power of Attorney are subject to the interests of the Underwriters hereunder, and the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Custodian and of the Attorneys-in-Fact under the Custody Agreement and Power of Attorney, are, except as specifically provided therein, irrevocable.

                  (x) The obligations of such Selling Shareholder hereunder and under the Custody Agreement and Power of Attorney shall not be terminated by any Selling Shareholder or operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or, in the case of a partnership, corporation or other entity, upon any dissolution, winding up, distribution of assets or other event affecting the legal existence of such Selling Shareholder, or by the occurrence of any other event; and if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or other entity should dissolve, wind up or distribute assets or any other event affecting the legal existence of such Selling Shareholder should occur, or if any other such event should occur before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of each Selling Shareholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Custodian or by the Attorneys-in-Fact pursuant to the Custody Agreement and Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution, winding up, distribution of assets or other event had not occurred, regardless of whether or not the Custodian or Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution, winding up, distribution of assets or other event.

                  (xi) Such Selling Shareholder is not prompted to sell shares of Common Stock by any information concerning the Company or any of its subsidiaries which is not included in the Registration Statement.

         (c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Selling Shareholders to each Underwriter as to the matters covered thereby.

         5. ADDITIONAL COVENANTS. The Company and, where expressly indicated, the Selling Shareholders, covenant and agree with the several Underwriters that:

         (a) The Company will timely transmit copies of the Prospectus, and any amendments or supplements thereto, or a Term Sheet or Abbreviated Term Sheet, as applicable, to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

         (b) The Company will deliver to each of the Representatives, and to counsel for the Underwriters (i) a signed copy of the Registration Statement as originally filed, including copies of exhibits thereto (other than any exhibits incorporated by reference therein), of any amendments and supplements to the Registration Statement (including all documents incorporated by reference therein), and (ii) a signed copy of each consent and certificate included or incorporated by reference in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Company will deliver to the Underwriters through the Representatives as soon as practicable after the date of this Agreement as many copies of the Prospectus (including all documents incorporated by reference therein) as the Representatives may reasonably request for the purposes contemplated by the 1933 Act; if the Registration Statement is not effective under the 1933 Act, the Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective; the Company will promptly advise the Representatives of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Company shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Shares; and the Company will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

         (c) The Company will not file any amendment or supplement to the Registration Statement, the Prospectus (or any other prospectus relating to the Shares filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)) and will not file any document under the 1934 Act before the termination of the offering of the Shares by the Underwriters if the document would be deemed to be incorporated by reference into the Registration Statement or the Prospectus, of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected or which is not in compliance with the 1933 Act Rules and Regulations; and the Company will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

         (d) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, the Company will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, as now and hereafter amended, and by the rules and regulations of the SEC thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Shares during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

         (e) If, during the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, (i) any event relating to or affecting the Company or of which the Company shall be advised in writing by the Representatives shall occur as a result of which, in the opinion of the Company or the Representatives, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Company will forthwith at its expense prepare and file with the SEC, and furnish to the Representatives a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

         (f) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation and shall not be required to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

         (g) In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Company will make generally available to its security holders and to holders of the Shares, as soon as practicable, an earning statement (which need not be audited) in reasonable detail covering the 12 months beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement.

         (h) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, the Company will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. The Company will furnish to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Company will, for a period of five years from the Closing Date, deliver to the Underwriters at their principal executive offices a reasonable number of copies of annual reports, quarterly reports, current reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the 1933 Act or the 1934 Act. The Company will deliver to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, which are not consolidated in the Company's financial statements. Any report, document or other information required to be furnished under this paragraph (h) shall be furnished as soon as practicable after such report, document or information becomes available.

         (i) During the period beginning from the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Shares, as determined by the Underwriters, and (ii) [30] days after the Closing Date, the Company will not, without the prior written consent of the Representatives, offer for sale, sell or enter into any agreement to sell, or otherwise dispose of, any equity securities of the Company, except for the Shares and the issuance of its Common Stock in connection with the exercise of options or warrants or the conversion of Preferred Stock.

         (j) The Company will apply the proceeds from the sale of the Shares as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K.

         (k) The Company will promptly provide you with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the

Shares under the 1933 Act or relating to any documents incorporated by reference into the Registration Statement or the Prospectus.

         (l) Prior to the Closing Date (and, if applicable, the Option Closing
Date), the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

         (m) Prior to the Closing Date (and, if applicable, the Option Closing
Date), neither the Company nor any Selling Shareholder will issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its subsidiaries, or the offering of the Shares, without your prior written consent.

         (n) The Company will use its best efforts to obtain approval for, and maintain the quotation of the Shares on, the Nasdaq National Market.

         (o) The Company will cause its directors and officers and the Selling Shareholders, to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, and the Company will not, directly or indirectly, offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any shares of Common Stock, any securities convertible into, or exercisable or exchangeable for, Common Stock or any other rights to acquire such shares, for a period of 90 days from the Effective Date, without the prior written consent of A.G. Edwards & Sons, Inc., except for the Shares sold hereunder and except for: (1) sales of shares of Common Stock to the Company's employees pursuant to the exercise of options or warrants outstanding on the date hereof under the Company's stock option or warrant plans; or (2) the issuance of shares of Common Stock to the Company's Preferred Shareholders pursuant to the conversion of Preferred Stock outstanding on the date hereof.

         (p) The Company and its subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management's authorization, (2) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company and its subsidiaries, (3) access to the assets of the Company and its subsidiaries is permitted only in accordance with management's authorization, and (4) the recorded accounts of the assets of the Company and its subsidiaries are compared with existing assets at reasonable intervals.

         (q) During any period in which a prospectus is required by law to be delivered by an Underwriter or dealer, the Company will promptly file all documents required to be filed with the SEC pursuant to Sections 13, 14 or 15(d) of the 1934 Act.

         (r) If the Company elects to rely on Rule 462(b) under the 1933 Act, the Company shall both file an Abbreviated Registration Statement with the SEC in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act by the earlier of (i) 9:00 p.m., St. Louis time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

         (s) If at any time during the 90-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

         (t) Each of the Selling Shareholders severally agrees with the several Underwriters as follows:

                  (i) Such Selling Shareholder will cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time.

                  (ii) Such Selling Shareholder will pay all Federal and other taxes, if any, on the transfer or sale of the Shares being sold by the Selling Shareholder to the Underwriters.

                  (iii) Such Selling Shareholder will do or perform all things required to be done or performed by the Selling Shareholder prior to the Closing Date or any Option Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

                  (iv) For a period of 90 days from the Effective Date, the Selling Shareholders will not directly or indirectly offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock or rights to acquire such shares, without the prior written consent of A.G. Edwards & Sons, Inc., except for the Shares sold hereunder.

                  (v) Except as stated in this Agreement and in the Preliminary Prospectus and the Prospectus, such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (vi) Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(d) hereof, of any change in the Company's condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow or of any change in information relating to such Selling Shareholder or the Company or any new information relating to the Company or relating to any matter stated in the Prospectus or any amendment or supplement thereto which comes to the attention of such Selling Shareholder that suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented, if amended or supplemented) in order to comply with the 1933 Act or any other law.

         6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their covenants and obligations hereunder, and to the following additional conditions:

         (a) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 1:00 p.m., St. Louis time, on the date hereof, or, with your consent, at a later date and time, not later than _____ p.m., St. Louis time, on the first business day following the date hereof, or at such later date and time as may be approved by the Representatives; if the Company has elected to rely on Rule 462(b) under the 1933 Act, the Abbreviated Registration Statement shall have become effective not later than the earlier of
(x) 10:00 p.m. St. Louis time, on the date hereof, or (y) at such later date and time as may be approved by the Representatives. All filings required by Rule 424 and Rule 430A of the 1933 Act Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

         (b) No Underwriter shall have advised the Company on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the reasonable opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Dankenbring Greiman Osterholt & Hoffmann, P.C., counsel for the Company, addressed to you and dated the Closing Date
(and, if applicable, the Option Closing Date), to the effect that:

                  (i) The Registration Statement and all post-effective amendments thereto and the Abbreviated Registration Statement, if any, have become effective under the 1933 Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) or otherwise has been made in the manner and within the time period required thereby; and, to the knowledge of such counsel after due inquiry, no stop or other order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act or under the securities laws of any jurisdiction.

                  (ii) The Registration Statement and the Prospectus, and each amendment or supplement thereto (including any document incorporated by reference into the Prospectus), as of their respective effective or issue date, comply as to form and appear on their face to be appropriately responsive in all material respects to the requirements of Form S-3 under the 1933 Act and the applicable 1933 Act Rules and Regulations (except that such counsel need express no opinion as to the financial statements or other financial data); the conditions for use of Form S-3 have been satisfied; and, as of the date they were filed with the SEC, the documents incorporated by reference in the Prospectus appear on their face to comply as to form and be appropriately responsive in all material respects with the requirements of the 1934 Act and the applicable 1934 Act Rules and Regulations (except that such counsel need express no opinion as to the financial statements or other financial data).

                  (iii) The descriptions in the Registration Statement and Prospectus of statutes, laws, ordinances, rules, regulations, legal or governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown under the 1933 Act and the 1933 Act Rules and Regulations.

                  (iv) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Exceptions and except to the extent the enforceability of the indemnification and contribution provisions of Section 7 of the Agreement may be limited by public policy considerations as expressed in the 1933 Act as construed by courts of competent jurisdiction.

                  (v) The Company and its subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of the states or other jurisdictions in which they are incorporated, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Prospectus and, with respect to the Company, to execute and deliver, and perform the Company's obligations under, this Agreement; the Company and its subsidiaries are duly qualified to do business as foreign corporations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect.

                  (vi) The entities listed on Exhibit A are the only subsidiaries, direct or indirect, of the Company. The Company owns, directly or indirectly through other subsidiaries, the percentage indicated on Exhibit A of the outstanding shares of capital stock or other securities evidencing equity ownership of such subsidiaries, and all such securities have been duly authorized and validly issued, are fully paid and non-assessable and, to the knowledge of such counsel, are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and are not the subject of any agreement or understanding with any person, and were not issued in violation of any preemptive or similar rights; and, to the knowledge of such counsel, except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale, or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for, any such shares of capital stock or other ownership interest of any of such subsidiaries.

                  (vii) The issuance and sale of the Shares and the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel after due inquiry to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company's certificate of incorporation or bylaws or any statute, rule, regulation or other law, or any order or judgment known to such counsel after due inquiry, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

                  (viii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement, and the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, except such as may be required under the 1933 Act or the 1933 Act Rules and Regulations and have been obtained, or as may be required by the NASD or under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters. Each of the Company and its subsidiaries has filed all Notices pursuant to, and has obtained all Approvals required to be obtained under, and has otherwise complied with all requirements of, all applicable laws and regulations in connection with the issuance and sale of the Shares, in each case with such exceptions, individually or in the aggregate, as would not affect the validity of the Shares, their issuance or the transactions contemplated hereby or have a Material Adverse Effect; and no such Notices or Approvals are required to be filed or obtained by the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the transactions contemplated hereby, in each case with such exceptions, individually or in the aggregate, as would not affect the validity of the Shares, their issuance or the transactions contemplated hereby or have a Material Adverse Effect.

                  (ix) To the knowledge of such counsel after due inquiry and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the knowledge of such counsel after due inquiry and other than as set forth in the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (x) The Company has duly and validly authorized capital stock as set forth under the caption "Capitalization" in the Prospectus; all outstanding shares of Common Stock of the Company and the Shares conform, or when issued will conform, as to legal matters to the description thereof in the Prospectus and have been duly authorized, validly issued, fully paid and non-assessable; and the Shares to be sold by the Company have been duly authorized and, when delivered and paid for in accordance with this

         Agreement, will be validly issued, fully paid and non-assessable. All corporate action required to be taken by the Company for the authorization, issue and sale of the Shares has been duly and validly taken. The Shares are duly authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on The Nasdaq National Market. The form of specimen certificate representing the Shares filed as an exhibit to the Registration Statement is in valid and sufficient form. The issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the certificate of incorporation, bylaws or governing documents of the Company or any agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound; and, to such counsel's knowledge, except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for, the capital stock of, or other ownership interest in, the Company.

                  (xi) To the knowledge of such counsel after due inquiry, the Company and each of its subsidiaries hold all licenses, certificates, permits and approvals from all state, federal and other regulatory authorities, and have satisfied in all material respects the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its subsidiaries lawfully to own, lease and operate its properties and conduct its business as described in the Prospectus, and, to the knowledge of such counsel after due inquiry, each of the Company and its subsidiaries is conducting its business in compliance in all material respects with all of the laws, rules and regulations of each jurisdiction in which it conducts its business (except to the extent the same relate to matters pertaining to government restriction, regulation, or control of medical devices, practices, services, fees or procedures).

                  (xii) The statements made in the Prospectus under the captions "Risk Factors," "Business" (excluding those matters of law or legal conclusions pertaining to government restriction, regulation or control of medical devices, practices, services, fees or procedures), "Description of Securities" and "Shares Eligible For Future Sale," Item 15 of Part II of the Registration Statement, and in the Company's Annual Report on Form 10-K of the year ended April 30, 1998 under Item 11, "Executive Compensation" and Item 13, "Certain Relationships and Related Transactions," to the extent that they constitute summaries of documents referred to therein or matters of law or legal conclusions, have been reviewed by such counsel and are accurate summaries and fairly present the information disclosed therein.

                  (xiii) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its certificate of incorporation or by-laws. To the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the 1934 Act, and neither the Company nor any of its subsidiaries has failed to obtain any other license, permit, franchise, easement, consent, or other governmental authorization necessary to the ownership, leasing and operation of its properties or to the conduct of its business, which default, violation or failure, individually or in the aggregate, would have a Material Adverse Effect.

                  (xiv) To the knowledge of such counsel after due inquiry, (A) there are no material (individually, or in the aggregate) legal, governmental or regulatory proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which the business or properties of the Company or any of its subsidiaries is the subject which are not disclosed in the Registration Statement and Prospectus, (B) there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required, and (C) there are no statutes, ordinances, laws, rules or regulations required to be described in the Registration Statement or Prospectus which are not described as required.

                  (xv) The Company is not and, after giving effect to the offering and sale of the Shares, will not be a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company," as such terms are defined in the 1935 Act.

                  (xvi) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

                  (xvii) To the best of such counsel's knowledge, all the shares of capital stock of the Company issued subsequent to prior three fiscal years were issued and sold in compliance with all applicable federal and state securities laws.

                  (xviii) To the knowledge of such counsel after due inquiry and except as disclosed in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in the Prospectus, no person has the right to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company.

         Such counsel shall confirm that during the preparation of the Registration Statement and Prospectus, such counsel participated in conferences with the Representatives and their counsel and with officers and representatives of the Company and its independent accountants, at which conferences the contents of the Registration Statement and the Prospectus (including all documents filed under the 1934 Act and deemed incorporated by reference therein) were discussed, reviewed and revised. On the basis of the information which was developed in the course thereof, considered in light of such counsel's understanding of applicable law and the experience gained by such counsel through their practice thereunder, without such counsel assuming responsibility for the accuracy and completeness of such statements except to the extent expressly provided above, such counsel shall confirm that nothing came to their attention that would lead them to believe that either the Registration Statement (including any document filed under the 1934 Act and deemed incorporated by reference therein), as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Prospectus or any amendment or supplement thereto (including any document filed under the 1934 Act and deemed incorporated by reference therein) as of its respective issue date and as of the Closing Date, or, if applicable, the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements or other financial data as to which such counsel need express no opinion).

         In rendering the foregoing opinion, such counsel may rely, (1) as to matters involving laws of any jurisdiction other than Missouri or the United States, upon opinions addressed to the Underwriters of other counsel satisfactory to them and Bryan Cave LLP, and (2) as to all matters of fact, upon certificates and written statements of the executive officers of, and accountants for, the Company, provided, in either case, that such counsel shall state in their opinion that they and the Underwriters are justified in relying thereon.

         (d) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Dankenbring Greiman Osterholt & Hoffmann, P.C., counsel to the Selling Shareholders, addressed to you and dated the Closing Date, to the effect that:

                  (i) The Custody Agreement and Power of Attorney has been duly executed and delivered by such Selling Shareholders and constitutes a legal, valid and binding agreement of such Selling Shareholders enforceable in accordance with its terms.

                  (ii) This Agreement has been duly authorized, executed and delivered on behalf of the Selling Shareholders, and is a legal, valid and binding obligation of the Selling Shareholders. The execution and delivery of this Agreement and the Custody

         Agreement and Power of Attorney by such Selling Shareholders, the consummation by such Selling Shareholders of the transactions contemplated herein and therein and the fulfillment by such Selling Shareholders of the terms hereof and thereof will not result in a breach or violation of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of such Selling Shareholders under any bond, debenture, note or other evidence of indebtedness or any indenture, mortgage, deed of trust, sale and leaseback arrangement, joint venture or any other agreement or instrument to which any such Selling Shareholder is a party, or by which it is bound or to which any of the properties or assets of any such Selling Shareholder is subject (or any certificate or articles of incorporation or bylaws, partnership agreement, trust document or articles of association of any such Selling Shareholder, as applicable), or any order or decree, or statute, law, ordinance, rule or regulation applicable to any such Selling Shareholder of any court or of any governmental agency, authority or body having jurisdiction over any such Selling Shareholder or its properties.

                  (iii) Each Selling Shareholder has full legal right, power and authority, and any approval required by law (other than as required by the 1933 Act, the NASD and state securities and Blue Sky Laws) to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder.

                  (iv) No consent, approval, authorization or order of any court, or governmental agency or body is required for consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by each Selling Shareholder hereunder except such as may be required under the 1933 Act or the 1933 Act Rules and Regulations or as may be required by the NASD or under state securities laws.

                  (v) Each Selling Shareholder has good, valid and marketable title to the Shares being sold by such Selling Shareholder hereunder, free and clear of all liens, mortgages, pledges, encumbrances, claims, equities and security interests whatsoever, including any restriction on transfer other than pursuant to this Agreement and the Custody Agreement and Power of Attorney, and has transferred to the Underwriters good, valid and marketable title to the Shares being sold by such Selling Shareholder on the Closing Date (and, if applicable, the Option Closing Date), free and clear of all liens, mortgages, pledges, encumbrances, claims, equities and security interests whatsoever, including any restriction or transfer other than pursuant to this Agreement and the Custody Agreement and Power of Attorney.

         In rendering the foregoing opinion, such counsel may rely, (1) as to matters involving laws of any jurisdiction other than Missouri or the United States, upon opinions addressed to the Underwriters of other counsel satisfactory to them and Bryan Cave LLP, and (2) as to all matters of fact, upon certificates and written statements of the Selling Shareholders, provided, in either case, that such counsel shall state in their opinion that they and the Underwriters are justified in relying thereon.

         (e) You shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Bryan Cave LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as you may reasonably require; and the Company and Selling Shareholders shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

         (f) You shall have received at or prior to the Closing Date from Bryan Cave LLP a memorandum or memoranda, in form and substance satisfactory to you, with respect to the qualification for offering and sale by the Underwriters of the Shares under state securities or Blue Sky laws of such jurisdictions as the Underwriters may have designated to the Company.

         (g) On the business day immediately preceding the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), you shall have received from PricewaterhouseCoopers LLP, a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the published Rules and Regulations, and stating to the effect set forth in Schedule V hereto.

         (h) Except as contemplated in the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capital stock or short-term or long-term debt of the Company and its subsidiaries or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company or its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Closing Date (and, if applicable, the Option Closing
Date) on the terms and in the manner contemplated in the Prospectus.

         (i) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American

Stock Exchange or the Nasdaq National Market or the establishing on such exchanges or market by the SEC or by such exchanges or markets of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq National Market or the establishing on such market by the SEC or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus.

         (j) You shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as such, stating that:

                  (i) the condition set forth in Section 6(a) has been fully satisfied;

                  (ii) they have carefully examined the Registration Statement and the Prospectus as amended or supplemented and all documents incorporated by reference therein and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto or any documents incorporated by reference therein as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and all documents incorporated by reference therein when read together with the documents incorporated by reference therein, at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (iii) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth and there has been no document required to be filed under the 1934 Act and the 1934 Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

                  (iv) all representations and warranties made herein by the Company are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the

         Company on or prior to such Closing Date have been duly performed and complied with by the Company;

                  (v) neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

                  (vi) except as disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such subsidiary; and there has not been any change in the capital stock or material increase in the short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change or any development involving or which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its subsidiaries taken as a whole; and there has been no dividend or distribution of any kind, paid or made by the Company on any class of its capital stock;

                  (vii) there has not been any change or decrease specified in paragraph (iii)(E) of the letter or letters delivered to the Underwriters referred to in Section 6(g) above, except those changes and decreases that are disclosed therein; and

                  (viii) covering such other matters as you may reasonably request.

         (k) You shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) signed by each of the Selling Shareholders, stating that (i) all representations and warranties made herein by such Selling Shareholder are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by such Selling Shareholder on or prior to such Closing Date have been duly performed or complied with by such Selling Shareholder and (ii) covering such other matters as you may reasonably request.

         (l) The Company and each of the Selling Shareholders shall not have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing Date) to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Closing Date.

         (m) The Company and the Selling Shareholders shall have furnished to you at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as you may have reasonably requested.

         (n) The Shares shall have been approved for trading upon official notice of issuance on the Nasdaq National Market.

         (p) You shall have received duly and validly executed letter agreements referred to in Section 5(o) hereof.

         (q) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of special regulatory counsel for the Company addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), pertaining to matters related to government restriction, regulation or control of medical devices, practices, services, fees or procedures and reasonably satisfactory in form and substance to you and to Bryan Cave LLP, counsel for the several Underwriters.

          All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and to Bryan Cave LLP, counsel for the several Underwriters. The Company and Selling Shareholders will furnish you with such signed and conformed copies of such opinions, certificates, letters and documents as you may request.

         If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by you in writing, this Agreement may be terminated by you on notice to the Company and the Selling Shareholders.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and each of the Selling Shareholders, jointly and severally will indemnify and hold harmless each Underwriter for and against any losses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company or based on any information furnished in writing by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (the "Blue Sky Application"), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Company); provided, however, that the Company and the Selling Shareholders shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 14 hereof).

         (b) Each Selling Shareholder will indemnify and hold harmless each Underwriter for and against any losses, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or any Blue Sky Application, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company or any Underwriter by such Selling Shareholder specifically for use in the preparation thereof, and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of such Selling Shareholder).

         (c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Shareholder for and against any losses, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or any Blue Sky Application, or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 14 hereof), and will reimburse the Company or any such Selling Shareholder for any legal or other expenses incurred by the Company or any such Selling Shareholder, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Underwriters).

         (d) Promptly after receipt by an indemnified party under Section 7(a), 7(b) or 7(c) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a), 7(b) or 7(c) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a), 7(b) or 7(c) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a), 7(b) or 7(c) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a), 7(b) or 7(c) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or
(iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under
Section 7(a), 7(b) or 7(c) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a), 7(b) or 7(c) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (e) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a), 7(b) or 7(c) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a), 7(b) or 7(c) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(d) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Company or the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations with respect to the Shares and not joint.

         (f) The obligations of the Company and the Selling Shareholders under this Section 7 shall be in addition to any liability that the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this
Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act and to each person, if any, who controls the Selling Shareholders within the meaning of the 1933 Act.

         (g) The liability of a Selling Shareholder for a breach of its representations and warranties set forth in this Agreement and pursuant to
Section 7(a) shall not exceed the product of the number of Shares sold by such Selling Shareholder and the public offering prices per share of the Shares set forth in the Prospectus.

         (h) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 7, and are fully informed regarding such provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, any Preliminary Prospectus, the Prospectus, and any supplement or amendment thereof, as required by the 1933 Act.

         8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. The respective representations, warranties, agreements and statements of the Company and the Selling Shareholders and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or any of its officers, directors or any controlling persons, or the Selling Shareholders, and shall survive delivery of and payment for the Shares hereunder.

         9. SUBSTITUTION OF UNDERWRITERS. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased does not exceed one-eleventh of the total Shares to be sold on the Closing Date, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you and the Company and the Selling Shareholders as provided in subsection (a) above, the number of Shares which remains unpurchased exceeds one-eleventh of the total Shares to be sold on the Closing Date, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Shares of the defaulting

Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company and the Selling Shareholders except for the expenses to be borne by the Company and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. EFFECTIVE DATE AND TERMINATION. (a) This Agreement shall become effective at 1:00 p.m., St. Louis time, on the first business day following the effective date of the Registration Statement, or at such earlier time after the effective date of the Registration Statement as you in your discretion shall first release the Shares for offering to the public; provided, however, that the provisions of Section 7 and 11 shall at all times be effective. For the purposes of this Section 10(a), the Shares shall be deemed to have been released to the public upon release by you of the publication of a newspaper advertisement relating to the Shares or upon release of telegrams, facsimile transmissions or letters offering the Shares for sale to securities dealers, whichever shall first occur.

         (b) This Agreement may be terminated by you at any time before it becomes effective in accordance with Section 10(a) by notice to the Company and the Selling Shareholders; provided, however, that the provisions of this Section 10 and of Section 7 and Section 11 hereof shall at all times be effective. In the event of any termination of this Agreement pursuant to Section 9 or this
Section 10(b) hereof, the Company and the Selling Shareholders shall not then be under any liability to any Underwriter except as provided in Section 7 or
Section 11 hereof.

         (c) This Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Company and the Selling Shareholders if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof.

         (d) This Agreement also may be terminated by you, by notice to the Company and the Selling Shareholders, as to any obligation of the Underwriters to purchase the Option Shares, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in Section 9 of this Agreement.

         If you terminate this Agreement as provided in Sections 10(b), 10(c) or 10(d), you shall notify the Company and the Selling Shareholders by telephone or telegram, confirmed by letter.

         11. COSTS AND EXPENSES. The Company, whether or not the transactions contemplated hereby are consummated or this Agreement is prevented from becoming effective under Section 10 hereof or is terminated, will bear and pay the costs and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Shares, the filing fees of the SEC, the fees and expenses of the Company's counsel and accountants, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto (except as otherwise expressly provided in Section 5(d) hereof) and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaires and Powers of Attorney and Blue Sky Memoranda, and any instruments or documents related to any of the foregoing,
(c) the furnishing of copies of such documents (except as otherwise expressly provided in Section 5(d) hereof) to the Underwriters, (d) the registration or qualification of the Shares for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) the filing fees of the NASD (if any) and fees and disbursements of counsel to the Underwriters relating to any review of the offering by the NASD, (f) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Shares for trading on the Nasdaq National Market, (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with the offering of the Shares, and (i) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided, that each Selling Shareholder, whether or not the transactions contemplated hereby are consummated or this Agreement is prevented from becoming effective under Section 10 hereof or is terminated, will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder's obligations hereunder which are not otherwise specifically provided for in this Section; including (i) any fees and expenses of counsel for such Selling Shareholder, (ii) such Selling Shareholder's pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian, and (iii) all expenses (including stock transfer taxes) incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder; [provided further, that the Underwriters will bear and pay the fees and expenses of the Underwriters' counsel (except as provided in this Section 11), the Underwriters' out-of-pocket expenses, and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Shares.]

         If this Agreement is terminated by you in accordance with the provisions of Section 10(c), the Company and each of the Selling Shareholders pro rata (based on the number of Shares to be sold by the Company and the Selling Shareholders hereunder) shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel to the Underwriters.

         12. DEFAULT OF SELLING SHAREHOLDERS. Failure or refusal by any of the Selling Shareholders to sell and deliver on the Closing Date the Shares agreed to be sold and delivered by such Selling Shareholder shall in no manner relieve the other Selling Shareholders or the

Company of their respective obligations under this Agreement. If any Selling Shareholder should fail or refuse to sell and deliver his Shares, the remaining Selling Shareholders shall have the right hereby granted to increase, pro rata or otherwise, the number of Shares to be sold by them hereunder to the total number of Shares to be sold by all Selling Shareholders as set forth in Schedule
I. If the remaining Selling Shareholders do not fully exercise the right to increase the number of Shares to be sold by them, the Underwriters, at your option, will have the right to elect to purchase or not to purchase the Shares to be sold by the Company and the remaining Selling Shareholders. In the event the Underwriters purchase the Shares of the Company and such other Selling Shareholders pursuant to this Section 12, the Closing Date shall be postponed for a period of not more than seven days in order that the Registration Statement and Prospectus or other documents may be amended or supplemented to the extent necessary under the provisions of the 1933 Act and the 1933 Act Rules and Regulations or under the securities laws of any jurisdiction. If the Underwriters determine not to purchase the Shares of the Company and the other Selling Shareholders, if any, this Agreement shall terminate and neither the Company nor the Underwriters nor any other Selling Shareholder shall be under any obligation under this Agreement except as provided in Section 7 hereof and except for the obligation of the Company to pay for such expenses as are set forth in Section 11 hereof. Nothing herein shall relieve a defaulting Selling Shareholder from liability for his default or from liability under Section 7 hereof or for expenses imposed by this Agreement upon such Selling Shareholder.

         13. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Director, Corporate Finance, facsimile number [(314) ___-____], with a copy to ___________________,
Attention: General Counsel, facsimile number [(314) ___-____], or if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at Laser Vision Centers, Inc., 540 Maryville Centre Drive, Suite 200, St. Louis, Missouri 63141, Attention:
____________, facsimile number (314) 434-7251, or if sent to any Selling Shareholder shall be mailed, delivered, sent by facsimile transmission or telegraphed and confirmed to such Selling Shareholder, c/o the Attorney-in-Fact at 540 Maryville Centre Drive, Suite 200, St. Louis, Missouri 63141, Attention:
Robert W. May. Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter's address as it appears in the Underwriters' Questionnaire furnished in connection with the offering of the Shares or as otherwise furnished to the Company and the Selling Shareholder.

         14. INFORMATION FURNISHED BY UNDERWRITERS. The statements set forth in
(i) the second paragraph of the cover page of the Prospectus with respect to delivery of shares to purchasers and (ii) the statements in the first, third, tenth, eleventh, twelfth, thirteenth, fourteenth (insofar as it relates to the Underwriters) and fifteenth under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Section 4(a)(ii) and Section 7 hereof.

         15. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholders and, to the extent provided in Sections 7 and 8, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

         In all dealings hereunder, you shall act on behalf of each of the several Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by you jointly or by A.G. Edwards & Sons, Inc. on behalf of you as the representatives, as if the same shall have been made or given in writing by the Underwriters; and in all dealings with any Selling Shareholders hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

         16. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         17. PRONOUNS. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

         18. TIME OF ESSENCE. Time shall be of the essence of this Agreement.

         19. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without giving effect to the choice of law or conflict of laws principles thereof.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, each of the Selling Shareholders and the Underwriters.

                                LASER VISION CENTERS, INC.



                                By: ____________________________

                                Title:  ________________________



                                SELLING SHAREHOLDERS AND OPTION SHAREHOLDERS
                                NAMED IN SCHEDULES I AND III  HERETO



                                By: __________________________
                                Attorney-in-Fact

Accepted in St. Louis,
Missouri as of the date
first above written, on
behalf of ourselves and each
of the several Underwriters
named in Schedule II hereto.

A.G. EDWARDS & SONS, INC.
PRUDENTIAL SECURITIES INCORPORATED
WARBURG DILLON READ LLC
     As Representatives of the Several
     Underwriters named on Schedule II hereto
By:  A.G. EDWARDS & SONS, INC.

By: ___________________________

Title: ________________________

                                   SCHEDULE I


                                                                     Number of
Selling Shareholders                                               Firm Shares
--------------------                                               -----------

John J. Klobnak                                                       50,000
Robert W. May                                                         50,000
Richard L. Lindstrom, M.D.                                           120,000
Steven C. Straus                                                      14,000
James C. Wachtman                                                     50,000
B. Charles Bono                                                       50,000
Alan F. Gillam                                                        80,000
T. Wesley Dunn                                                        21,000
Frank J. Bono, III                                                    20,000
Rikki L. Bradley                                                      10,000
Robert M. Freyman                                                      5,000
Schroder Ventures International Life Sciences Fund LP1                94,810
Schroder Ventures International Life Sciences Fund LP2                21,069
Schroder Ventures International Life Sciences Trust                      751
Schroder Ventures Managers Limited,                                   33,372
  as Investment Manager for the Schroder Ventures
  International Life Sciences Co-investment Scheme
Barings (Guernsey) Limited,                                           18,750
  as Trustee of the Schroder UK Venture I Extension Fund
Schroder UK Venture Fund III Trust                                    32,944
Schroder UK Venture Fund III LP1                                      32,203
Schroder UK Venture Fund III LP2                                      16,101
================================                                   =========
     TOTAL                                                           720,000

                                  SCHEDULE II



Name                                                       Number of Shares
----                                                       ----------------


A.G. Edwards & Sons, Inc.
Prudential Securities Incorporated                                 _____
Warburg Dillon Read LLC
_______________________                                            _____

_______________________                                            _____

_______________________                                            _____

_______________________                                            _____

_______________________                                            _____

_______________________                                            _____

_______________________                                            _____

_______________________                                            _____

_______________________                                            _____

_______________________                                            _____

_______________________                                            _____

_______________________                                            _____

_______________________                                            _____


Total                                                          1,720,000

                                  SCHEDULE III

                              Option Shareholders


                                                                  Number of
Option Shareholders                                             Option Shares
-------------------                                             -------------
John J. Klobnak                                                      14,500
Robert W. May                                                        14,500
James C. Wachtman                                                    14,500
B. Charles Bono                                                      14,500
Schroder Ventures International Life Science Fund LP1                75,848
Schroder Ventures International Life Science Fund LP2                16,855
Schroder Ventures International Life Science Trust                   26,698
Schroder Ventures Managers Limited,                                     601
  as Investment Manager for the Schroder Ventures
  International Life Sciences Co-investment Scheme
Barings (Guernsey) Limited,                                          15,000
  as Trustee of the Schroder UK Venture I Extension Fund
Schroder UK Venture Fund III Trust                                   26,355
Schroder UK Venture Fund III LP1                                     25,762
Schroder UK Venture Fund III LP2                                     12,881
================================                                    =======
   Total                                                            258,000

                                  SCHEDULE IV

                         Principal Selling Shareholders

John J. Klobnak
Robert W. May
James C. Wachtman
B. Charles Bono

                                   SCHEDULE V


         Pursuant to Section 6(g) of the Underwriting Agreement,
PricewaterhouseCoopers LLP shall furnish letters to the Underwriters to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable Rules and Regulations thereunder.

                  (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the applicable Rules and Regulations with respect to registration statements on Form S-3; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives of the Underwriters (the "Representatives").

                  (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, performing the procedures specified by the AICPA for a review of interim financial information as discussed in SAS No. 71, Interim Financial Information, on the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) any material modifications should be made to the
                  unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included or incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles, or the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published Rules and Regulations thereunder.

                           (B) any other unaudited income statement data and
                  balance sheet items included or incorporated by reference in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Prospectus.

                           (C) the unaudited financial statements which were not
                  included or incorporated by reference in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included or incorporated by reference in the Prospectus.

                           (D) any unaudited pro forma consolidated condensed
                  financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

                           (E) as of a specified date not more than five days
                  prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated working capital, net current assets or net assets, or any changes in any other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

                           (F) for the period from the date of the latest
                  financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or any changes in any other items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter.

                  (iv) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries for the periods covered by their reports and any interim or other periods since the latest period covered by their reports, which appear or are incorporated by reference in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.